EXHIBIT 99.1
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CONTACTS
EPICEPT CORPORATION
Robert W. Cook
(201) 894-8980
rcook@epicept.com
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FEINSTEIN KEAN HEALTHCARE
Francesca T. DeVellis
(617) 577-8110
francesca.devellis@fkhealth.com


        EPICEPT ANNOUNCES RECEIPT OF DEFICIENCEY NOTIFICATION FROM NASDAQ

ENGLEWOOD CLIFFS, NJ - (SEPTEMBER 22, 2006) EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) announced today that on September 20, 2006 the Nasdaq Listings Qualification Department notified the Company that it does not comply with the continued listing requirements of the Nasdaq Global Market because the market value of the Company's listed securities has fallen below $50,000,000 for ten consecutive days (pursuant to Rule 4450(b)(1)(A) of the Nasdaq Marketplace Rules). Nasdaq also informed the Company that it is not in compliance with Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50,000,000 each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

In accordance with Nasdaq's Marketplace Rule 4450(c)(4), EpiCept will be provided 30 calendar days, or until October 20, 2006, to regain compliance. In the event that the Company does not regain compliance by October 20, 2006, EpiCept will have the right to appeal a determination to delist the Company's securities. The Company's securities would remain listed until the completion of this appeal process.

Jack Talley, President and CEO, stated, "We are confident that the long-term prospects for the Company are positive and we are focused on meeting the compliance standards of the Nasdaq Global Market. To that end, we are steadily progressing towards the key milestones we have established for our Company. In particular, we remain on schedule to file our Marketing Authorization Application for Ceplene for Acute Myeloid Leukemia in Europe later this year, we are in the final stages of preparing our IND filing for EPC2407, a novel apoptosis inducer for certain types of cancer, and we are continuing to scale up manufacturing for EpiCept NP-1 and LidoPAIN BP in anticipation of the initiation of pivotal trials."

ABOUT EPICEPT CORPORATION
EpiCept is an emerging specialty pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The Company has a staged portfolio of product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for AML) with demonstrated efficacy in a Phase III trial; the compound is intended for commercialization in Europe. EpiCept is based in New Jersey, and the Company's research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.


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FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the efficacy, safety, and intended utilization of the Company's product candidates, the conduct and results of future clinical trials, the sufficiency of the Company's existing capital resources, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that the Company will not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in the Company's periodic reports and other filings with the SEC.



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